Exhibit 99.1
News Release

Atlanta Gas Light’s residential rates to increase 90 cents per month

ATLANTA – October 27, 2010 – Following a 4-1 vote today by the Georgia Public Service Commission (PSC), residential customers of Atlanta Gas Light will receive a 90-cent monthly net increase in service rates effective November 1. The adjustment, the first base rate increase for the company since 1993, equates to an overall increase of one percent for the typical residential customer’s annual natural gas bill. The adjustment will be reflected in the monthly Atlanta Gas Light charges as billed by certificated gas marketers to customers.

After weighing evidence and hearing testimony during the last six months, the PSC concluded that a $26.7 million increase in the company’s revenue requirement was warranted to provide the company with sufficient revenue to meet reasonable expenses, pay interest on debt, continue to attract capital at favorable rates and provide a reasonable return to shareholders in order to continue to attract investment. The company originally sought $54.2 million in additional revenues in its case filed May 3, 2010, before adjusting the amount in October to $48.2 million to reflect more current economic conditions.

The company expects a final written order to be issued within the next 30 days, at which time parties to the case have 10 days to file for reconsideration of the decision with the PSC.

“Although we made a strong case for a larger revenue requirement to fund our service obligations, we recognize the economic climate weighed heavily on the commission as it worked to find the right balance for the company, our customers and shareholders,” said Suzanne Sitherwood, president, Atlanta Gas Light.

“It is never an easy decision to increase rates, particularly in a difficult economy,” Sitherwood said. “However, the action by the PSC provides necessary revenues to sustain our operations and meet the growing demands for compliance and safety work, while improving our customer service levels.”

The PSC also approved a rate-design change that closes the cost-of-service gap between residential and commercial customers. Small commercial customers with a Designated Design Day Capacity (DDDC) factor of less than 7.0, which includes approximately 82% of all commercial customers, will see no rate increase or a small decrease. Large commercial customers will receive a monthly increase in their total bill similar in percentage to that of residential customers. In addition, monthly rates charged to agricultural customers will be reduced by $73 on average, particularly to bring poultry growers’ rates more in line with general commercial accounts and help them better manage peak costs during winter.

The company also was ordered to investigate whether additional senior citizens might be eligible to participate in Atlanta Gas Light’s senior discount program. Individuals age 65 or older with annual income of $14,355 or less are eligible to receive a monthly discount of up to $14.00.

Other details and provisions of the decision include:

•	Acceptance of a revenue requirement of approximately $450 million, which equates to an unadjusted increase of approximately $1.46 per residential customer.

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Two changes in the company’s surcharges totaling approximately $12.1 million annually, which will offset the impact of the rate increase by approximately 56 cents per month on the customer’s monthly bill.  This includes a temporary shift of $6.5 million from the Universal Service Fund to fund the Senior Citizen Discount Program, and acceptance of an October filing by Atlanta Gas Light to reduce the environmental cost recovery surcharge rate for an annual reduction of $5.6 million.

•	Established an authorized return on equity of 10.75 percent, which is within the estimated range of 10.5 percent to 11.25 percent recommended by the company.

•	Approval of a capital structure for the company of 51 percent common equity, 44.63 percent long-term debt and 4.37 percent short-term debt.

•	A return to a traditional method of calculating depreciation expense using net value methodology with a salvage rate of negative 30 percent.

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Approval of an in-home appliance repair program that permits Atlanta Gas Light service technicians to perform minor repairs of low cost and short duration when responding to the home for other purposes, while providing referrals to Natural Gas Advantage Dealer companies for more substantial repairs or appliance replacements.

•	Funding of the new Customer Care Center in Riverdale, Georgia, to better handle customer issues and support 74 new jobs in Georgia.

•	Increase the number of service technicians on staff to make them available to reduce the average time to establish service and fulfill other customer orders from five business days to three.

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Adoption of a new acquisition synergy sharing policy that is expected to hold down future operating expenses by incentivizing the company to make prudent utility acquisitions that capture savings for customers while insulating them from risk of increased costs from such transactions. Customers will share equally in any savings from future transactions after the company demonstrates savings through a future proceeding.

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Allocation of $4.4 million in annual revenue to the company to recognize equitable treatment of current and ongoing savings produced from the acquisition by AGL Resources of NUI Corporation.  Evidence in the case demonstrated that since 2005 approximately $150 million in savings were generated from previous acquisitions which were applied to reduce Atlanta Gas Light’s operating expenses.

•	Improvements to technology systems intended to provide quicker response times and greater capacity to perform additional marketer and customer services.

About Atlanta Gas Light
Atlanta Gas Light, a wholly owned subsidiary of AGL Resources (NYSE: AGL), provides natural gas delivery service to more than 1.5 million customers in Georgia. In operation since 1856, the company is one of the oldest corporations in the state. For more information, visit www.atlantagaslight.com.

About AGL Resources
AGL Resources (NYSE: AGL), an Atlanta-based energy services company, serves approximately 2.3 million customers in six states. The company also owns Houston-based Sequent Energy Management, an asset manager serving natural gas wholesale customers throughout North America. As an 85-percent owner in the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. The company also owns and operates two high-deliverability natural gas storage facilities: Jefferson Island Storage & Hub near the Henry Hub in Louisiana and Golden Triangle Storage in Texas. For more information, visit www.aglresources.com.

Forward-Looking Statements
Certain expectations and projections regarding our future performance referenced in this press release, in other reports or statements we file with the SEC or otherwise release to the public, and on our website, are forward-looking statements within the meaning of the U.S. federal securities laws and are subject to uncertainties and risks. Senior officers and other employees may also make verbal statements to analysts, investors, regulators, the media and others that are forward-looking.

Forward-looking statements involve matters that are not historical facts, such as statements regarding our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. Because these statements involve anticipated events or conditions, forward-looking statements often include words such as "anticipate," "assume," "believe," "can," "could," "estimate," "expect," "forecast," "future," "goal," "indicate," "intend," "may," "outlook," "plan," "potential," "predict," "project," "seek," "should," "target," "would," or similar expressions. Forward-looking statements contained in this press release include, without limitation, the quotes from Suzanne Sitherwood and the information regarding rate increases and future operations. You are cautioned not to place undue reliance on our forward-looking statements. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. While we believe that our expectations are reasonable in view of currently available information, our expectations are subject to future events, risks and uncertainties, and there are numerous factors - many beyond our control - that could cause results to differ significantly from our expectations.

Such events, risks and uncertainties include, but are not limited to, changes in price, supply and demand for natural gas and related products; the impact of changes in state and federal legislation and regulation including changes related to climate change; actions taken by government agencies on rates and other matters; concentration of credit risk; utility and energy industry consolidation; the impact on cost and timeliness of construction projects by government and other approvals, development project delays, adequacy of supply of diversified vendors, unexpected change in project costs, including the cost of funds to finance these projects; the impact of acquisitions and divestitures; direct or indirect effects on our business, financial condition or liquidity resulting from a change in our credit ratings or the credit ratings of our counterparties or competitors; interest rate fluctuations; financial market conditions, including recent disruptions in the capital markets and lending environment and the current economic downturn; general economic conditions; uncertainties about environmental issues and the related impact of such issues; the impact of changes in weather, including climate change, on the temperature-sensitive portions of our business; the impact of natural disasters such as hurricanes on the supply and price of natural gas; acts of war or terrorism; and other factors which are provided in detail in our filings with the Securities and Exchange Commission, which we incorporate by reference in this press release. Forward-looking statements are only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under U.S. federal securities law.

Contact:                  Media
Tami Gerke
                                Office: 404-584-3873
                                Cell:     404-558-2307
tgerke@aglresources.com

Alan Chapple
Office: 404-584-4095
Cell:     404-783-3011
achapple@aglresources.com